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                                                                   Exhibit 4(l)

                         PRUCO LIFE INSURANCE COMPANY
                     [2999 North 44/th/ Street, Suite 250
                            Phoenix, Arizona 85014]

HIGHEST DAILY LIFETIME INCOME v[3.0] WITH HIGHEST DAILY DEATH BENEFIT SCHEDULE
                                  SUPPLEMENT

Annuity Number: [001-0001]

Effective Date of the Highest Daily Lifetime Income v[3.0] with Highest Daily Death Benefit Rider: [Issue Date of the Annuity]

[[Single][Spousal] Designated Life/Lives]:

              [John Doe]             Date of Birth: [January 1, 1962]
              [Jane Doe]             Date of Birth: [January 2, 1962]

Roll-Up Rate:

                  [Number of Years that have
                  Elapsed Since Effective Date   Roll-Up Rate
                  ----------------------------   ------------
                  Less than XX Years                 X.X%
                  XX Years or More                   X.X%]

Annual Income Percentage:

Attained Age of                Annual         Attained Age of          Annual
Single Designated              Income         Younger Spousal          Income
Life                         Percentage       Designated Life        Percentage
-----------------            ---------- ---------------------------- ----------
[Less than XX                   [X.X%   [Less than XX                   [X.X%
XX or more but less than XX      X.X%   XX or more but less than XX      X.X%
XX or more but less than XX      X.X%   XX or more but less than XX      X.X%
XX or more]                      X.X%]  XX or more]                      X.X%]

Minimum Guarantee Payment: [$XXX]

Target Anniversary Date(s): [The [XX/th]/ Anniversary of the Effective Date]

Guaranteed Base Value Multiplier: [Not Applicable]

GA Fixed Account Allocation Percentage: [X%]

GA Fixed Account End Date: [Account Value allocated or transferred to the GA Fixed Account, and the interest credited, must remain in the GA Fixed Account until the [X/th/] anniversary of the Effective Date.]

Minimum GA Fixed Account Rate: [[X%] in each Benefit Year through the [X/th]/ Benefit Year; [Y%] in each subsequent Benefit Year.]

Elective Termination Waiting Period: [This Rider may be electively terminated at any time on or after the [XX/th/] Anniversary of the Effective Date.]

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     HIGHEST DAILY LIFETIME INCOME v[3.0] WITH HIGHEST DAILY DEATH BENEFIT
                        SCHEDULE SUPPLEMENT (Continued)


Transfer Account: [AST Investment Grade Bond Portfolio.] If this portfolio is discontinued, we will substitute a successor portfolio, if there is one. Otherwise, we will substitute a comparable portfolio. We will obtain any required regulatory approvals prior to substitution of the portfolio.

Charge for the Rider: [You have elected this Rider on a [Single Designated Life] [Spousal Designated Lives] basis. Therefore the charge for the Rider is an annualized rate of [X.XX] [X.XX]%.]

Maximum Charge for the Rider: The daily equivalent of an annualized rate of
2.00%

Account Value "Floor": [The lesser of [$XXX] or [X%] of the sum of the Unadjusted Account Value on the Effective Date and any subsequent Adjusted Purchase Payments.]

                         TRANSFER CALCULATION FORMULA

[The following are the Terms and Definitions referenced in the Transfer Calculation Formula:

   . C\\u\\ the upper target is established on the Effective Date and is not changed for the life of the guarantee.

   . C\\us\\  the secondary upper target is established on the Effective Date and is not changed for the life of the guarantee.

   . C\\t\\ the target is established on the Effective Date and is not changed for the life of the guarantee.

   . C\\l\\ the lower target is established on the Effective Date and is not changed for the life of the guarantee.

   . L        the target value as of the current Valuation Day.

   . r        the target ratio.

   . a the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee.

   . V\\V\\   the Account Value of all elected Sub-accounts in the Annuity.

   . V\\F\\ the Unadjusted Account Value of all elected MVA Options and DCA MVA Options in the Annuity.

   . B        the Account Value of the Transfer Account.

   . F        the Account Value of the GA Fixed Account.

   . UAV the total Unadjusted Account Value (equal to the sum of V\\V\\, V\\F\\, B and F).

   . P the Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis equals the greatest of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent additional Adjusted Purchase Payments and adjusted proportionally for Excess Income*; (2) the Protected Withdrawal Value on any Anniversary of the Issue Date subsequent to the first Lifetime Withdrawal, increased for subsequent additional Adjusted Purchase Payments and adjusted proportionally for Excess Income*; and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Anniversary of the Issue Date, or the date of the first Lifetime Withdrawal and prior to or including the date of this calculation, increased for additional Adjusted Purchase Payments, and adjusted for Withdrawals, as described in the Rider.

   . T        the amount of a transfer into or out of the Transfer Account.

   . T\\M\\   the amount of a monthly transfer out of the Transfer Account.

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     HIGHEST DAILY LIFETIME INCOME v[3.0] WITH HIGHEST DAILY DEATH BENEFIT
                        SCHEDULE SUPPLEMENT (Continued)


   . X the Maximum Daily Transfer Percentage is [X]% of the Account Value of all elected Sub-accounts and the Unadjusted Account Value of all elected MVA Options and DCA MVA Options in the Annuity [V\\V \\+ V\\F\\] that can be transferred into the Transfer Account. There is no Maximum Daily Transfer Percentage applied to transfers out of the Transfer Account.

* Note: Lifetime Withdrawals that are not considered Withdrawals of Excess Income, as defined in the Rider, do not reduce the Income Basis.

Daily Target Value Calculation:

On each Valuation Day, a target value (L) is calculated, according to the following formula. Target values are subject to change for new elections of the Rider on a going-forward basis.

   L = 0.05 * P * a

Daily Transfer Calculation:

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

   Target Ratio r = (L - (B + F)) / (V\\V\\ + V\\F\\)

      . If on the third consecutive Valuation Day r > C\\u \\and r < C\\us\\ or if on any day r > C\\us\\ and transfers have not been suspended due to the 90% Cap Rule, assets in the elected Sub-accounts, MVA Options and DCA MVA Options, if applicable, are transferred to the Transfer Account in accordance with the "Transfers to and from the Transfer Account" section of the Rider.

      . If r < C\\l\\, and there are currently assets in the Transfer Account (B > 0), assets in the Transfer Account are transferred to the elected Sub-accounts in accordance with the "Transfers to and from the Transfer Account" section of the Rider.

90% Cap Rule: If, on any Valuation Day this Rider remains in effect, a transfer into the Transfer Account occurs which results in 90% of the Unadjusted Account Value being allocated to the combination of the Transfer Account and the GA Fixed Account, any transfers into the Transfer Account will be suspended, even if the formula would otherwise dictate that a transfer into the Transfer Account should occur. Transfers out of the Transfer Account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the Transfer Account occurs due either to a Daily or Monthly Transfer Calculation. Due to the performance of the Transfer Account and the elected Sub-accounts, and the interest credited to the GA Fixed Account, the Unadjusted Account Value could be more than 90% invested in the combination of the Transfer Account and the GA Fixed Account.

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

   T = Min (MAX (0, (0.90 * UAV) - (B + F)), [L - (B + F) - (V\\V\\ + V\\F\\) *
   C\\t\\] / (1 - C\\t\\), X * [(V\\V\\ + V\\F\\)])

   Money is transferred from the elected Sub-accounts, MVA Options and DCA MVA Options to the Transfer Account.

   T = {Min (B, - [L - (B + F) - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}

   Money is transferred from the Transfer Account to the elected Sub-accounts.

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     HIGHEST DAILY LIFETIME INCOME v[3.0] WITH HIGHEST DAILY DEATH BENEFIT
                        SCHEDULE SUPPLEMENT (Continued)

Monthly Transfer Calculation:

On each monthly anniversary of the Issue Date and following the Daily Transfer Calculation, the following formula determines if a transfer from the Transfer Account to the elected Sub-accounts will occur:

If, after the Daily Transfer Calculation is performed,

{Min (B, .05 * UAV)} < (C\\u\\* (V\\V \\+ V\\F\\) - L + (B + F)) / (1 -
C\\u\\), then

T\\M\\ = {Min (B, .05 * UAV)}

Money is transferred from the Transfer Account to the elected Sub-accounts.]

 P-SCH-HD-HDB(2/14)                       4